UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

ICAHN ENTERPRISES L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY   10153
(Address of Principal Executive Offices)   (Zip Code)

(212) 702-4300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2010, Dominick Ragone (the “Employee”) entered into an employment agreement (the “Agreement”) with Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), the term of which commences on January 1, 2011. This agreement supersedes and replaces the employment agreement entered into by the parties hereto dated May 1, 2008.

Pursuant to the Agreement, Mr. Ragone serves as Chief Financial Officer of Icahn Enterprises L.P. and Icahn Enterprises Holdings. Mr. Ragone’s employment period shall continue through December 31, 2011, unless otherwise terminated earlier pursuant to the terms of the Agreement.

Pursuant to the Agreement, Mr. Ragone is entitled to (i) a base salary of $425,000 for the calendar year 2011 (the “Base Salary”), (ii) receive a bonus payment of $250,000 on June 30, 2011 unless  the employment of Employee has terminated prior to June 30, 2011, and (iii) receive a bonus payment of $425,000 on December 31, 2011 unless the employment of Employee has terminated effective prior to December 31, 2011. Mr. Ragone will also be entitled to receive a special bonus from the Company in the amount of $193,925 on July 1, 2011 (the “Special Payment Date”), if and only if, Employee is actively employed on a full time basis by the Company on the Special Payment Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Current Report on Form 8-K by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1 – Employment Agreement dated December 31, 2010.

[Remainder of page intentionally left blank; signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc.,
its general partner

	By:	/s/ Dominick Ragone
Dominick Ragone
Chief Financial Officer
Date: January 3, 2011